Exhibit 99.1

ECHOSTAR CORPORATION UNLOCKS INCREMENTAL STRATEGIC, FINANCIAL AND OPERATING FLEXBILITY FOLLOWING COMPLETION OF MERGER WITH DISH NETWORK CORPORATION

January 10, 2024

Englewood, Colo., Jan. 10, 2024 – EchoStar Corporation (Nasdaq: SATS) (“EchoStar” or the “Company”) announced today the completion of a series of strategic transactions to further unlock incremental strategic, financial and operating flexibility for its business following completion of its merger with DISH Network Corporation (“DISH Network”).

The merger itself combined DISH Network's satellite technology, streaming services and nationwide 5G network with EchoStar's premier satellite communications solutions, creating a global leader in terrestrial and non-terrestrial wireless connectivity. The transactions announced today only further that objective of realizing on the synergistic capabilities of the combined company, while also providing it with optimized strategic and financing flexibility.

In connection with these strategic transactions, DISH Network has transferred certain of its diverse unencumbered wireless spectrum licenses, including AWS-4, H-Block, CBRS, C-Band - Cheyenne, 12GHz, LMDS, 24 GHz, 28 GHz, 37GHz, 30GHz and 47GHz, under the umbrella of a newly formed subsidiary, EchoStar Wireless Holding L.L.C., a direct wholly-owned subsidiary of the Company (the “Spectrum Transfer”). DISH Network will continue to retain ownership of various other valuable wireless spectrum licenses, including 600 MHz, 700 MHz, 3.45 GHz and AWS-3, of which 700 MHz and AWS-3 also remain unencumbered, and DISH DBS Corporation (“DBS”).

Prior to the Spectrum Transfer, DBS, which offers pay-TV services under the DISH® brand and the SLING® brand, designated a newly formed subsidiary of DISH Network LLC (the “DBS Subscriber Subsidiary”), DBS Intercompany Receivable L.L.C., Sling TV Holding, L.L.C., Sling TV Purchasing L.L.C., Sling TV L.L.C. and Sling TV Gift Card Corporation as “Unrestricted Subsidiaries” in accordance with, and in compliance with, the terms of the relevant indentures governing such entities.

DBS Subscriber Subsidiary holds approximately 3.0 million DISH TV subscribers immediately following the unrestricting of such entity. DISH DBS expects to have ongoing access to a substantial portion of the net cash generated from its pay-TV subscriber base, including those held at DBS Subscriber Subsidiary, for use in its business (including the business of DISH Network), including to de-lever its balance sheet, enhance its debt maturity profile and for general corporate purposes, and the remainder of the DISH Network consolidated business will continue to operate unaffected thereby.

DBS, in its capacity as “Lender” under the terms of the Loan and Security Agreement related to the term loan facility between DISH Network and DBS, has also consummated the assignment pursuant to such terms, without any modification or amendment thereto, of its receivable in respect of Tranche A thereunder (valued at approximately $4.7 billion) to DBS Intercompany Receivable L.L.C. DBS Intercompany Receivable L.L.C. has subsequently assigned its rights as lender thereunder to EchoStar Intercompany Receivable Company L.L.C., a direct wholly-owned subsidiary of the Company, such that amounts owed in respect of Tranche A will now be paid by DISH Network to EchoStar Intercompany Receivable L.L.C.

“This asset allocation enables EchoStar to more optimally position the necessary resources for the execution of its strategic goal of becoming the premier provider of terrestrial mobile, satellite connectivity, and content services” said Hamid Akhavan, President and Chief Executive Officer of EchoStar.

The Company has engaged Houlihan Lokey and White & Case LLP as financial and legal advisors, respectively, to assist the Company in evaluating potential strategic alternatives.

About EchoStar Corporation

EchoStar Corporation (Nasdaq: SATS) is a premier provider of technology, networking services, television entertainment and connectivity, offering consumer, enterprise, operator and government solutions worldwide under its EchoStar®, Boost Mobile®, Boost Infinite, Sling TV, DISH TV, Hughes®, HughesNet®, HughesON™, and JUPITER™ brands. In Europe, EchoStar operates under its EchoStar Mobile Limited subsidiary and in Australia, the company operates as EchoStar Global Australia. For more information, visit www.echostar.com and follow EchoStar on X (Twitter) and LinkedIn.

Forward-looking Statements

This news release may contain forward-looking statements about the future performance of EchoStar Corporation, which may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to EchoStar Corporation’s overall business, including those more fully described in EchoStar Corporation’s most recent annual report on Form 10-K and detailed from time to time in EchoStar Corporation’s other filings with the U.S. Securities and Exchange Commission, which factors are incorporated herein by reference.